UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 23, 2008

(Date of earliest event reported)

EYE CARE CENTERS OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Texas	33-70572	74-2337775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11103 West Avenue

San Antonio, Texas 78213-1392

(Address of principal executive offices, including zip code)

(210) 340-3531

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Eye Care Centers of America, Inc. (“ECCA”), a wholly owned subsidiary of Pennsylvania-based HVHC Inc. (“HVHC”), which is a wholly owned subsidiary of Highmark Inc., has proposed an amendment of its existing credit facility to increase its annual capital expenditures limit from $22 million to $28 million in consideration for a $20 million prepayment of principal and an amendment fee of 10 basis points. The amendment further requests that all equity infusions from HVHC be excluded from the annual capital expenditure limit. On September 23, 2008, ECCA made a presentation to the lenders under its credit facility regarding the proposed amendment. An excerpt from the presentation materials is attached hereto as Exhibit 99.1. Exhibit 99.1 is incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Lenders’ Presentation dated September 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eye Care Centers of America, Inc.

Dated: September 23, 2008

By:	/s/ Jennifer Kelley
Executive Vice President and Chief Financial Officer

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